CONTACTS:             Jon Ehlinger
                      Vice President, General Counsel & Secretary
                      (602) 852-6600
                      investorrelations@drivetime.com



                 UGLY DUCKLING ANNOUNCES CHANGE TO DRIVETIME(TM)
                        AND INTRODUCTION OF 0% FINANCING


PHOENIX - August 28, 2002 - Ugly Duckling Corporation, the largest used car dealership chain in the country focused exclusively on the sub-prime market, today announced that effective September 1, 2002, it is changing its name to DriveTime. The name change reflects the Company's new direction and a change in the way it does business. DriveTime will be positioned to be the auto dealership and finance company of choice for people with less than perfect credit by providing innovative credit solutions, quality vehicles and outstanding customer service.

Innovative credit solutions

Under the Company's revolutionary new program, RateAdvantage(TM), DriveTime is offering 0% financing on used cars to sub-prime customers through the end of October. The 0% financing will be offered to all customers who meet the Company's lending requirements, with the minimum down payment varying based on the customer's credit level.

In addition to this limited 0% financing offer, RateAdvantage(TM) will offer lower interest rates based on the down payment and credit level of the customer. The RateAdvantage(TM) program also offers lower borrowing rates for repeat customers who have paid timely on their previous loan with the Company. The Company is offering a fresh start to existing customers who have not paid timely in the past, so they can still qualify for lower rates on their next purchase as long as they pay timely from this point forward. The Company also offers lower down payment options for repeat customers as well as lower minimum down payments based on the customers credit grade.

Quality vehicles

DriveTime is offering new and higher quality cars that are now DriveTime Certified. The Company has broadened the cost range of vehicles that it sells, and now offers cars as new as the 2001 model year. All vehicles go through an extensive 52-point inspection at one of the Company's Inspection Centers and come with our new DriveCare(TM) warranty, which covers major mechanical and air conditioning components for 3 months or 3,000 miles.

In addition, DriveTime runs all of its cars through AutoCheck, the industry's most extensive auto history database, to ensure that there are no odometer, title or other vehicle history issues that can be discerned from public records. The Company will even give a copy of the AutoCheck report to all customers, so they can have confidence in their purchase.

Customer Service

The Company is committed to improving the car buying experience for people with less than perfect credit. The Company believes in treating customers with respect. No games. Just straight talk.

The Company has the advantage of not using an outside finance company. With all financing done in house, this means more flexibility and less time to close the sale.

As part of the changeover to DriveTime, the Company is spending approximately $6
million   refurbishing   its  dealerships  to  provide  a  more  attractive  and
comfortable environment for its customers and employees.

The Company is introducing a new marketing campaign, highlighted by new television ads that feature the company's enlightened attitude and programs. The tag line for the new campaign is "DriveTime. Now you've got options."

Greg Sullivan, Chief Executive Officer and President of DriveTime, stated, "We are pleased to announce this strategic repositioning and new vision for the Company. We believe these changes will uniquely position us in the sub-prime market to sell and finance vehicles to all customers with less than perfect credit. We will continue to serve the lower level of sub-prime traditionally served by the Company, but we also aim to attract customers with better credit who may have had some credit issues in the past.

"We believe we understand people with credit issues. They come to us frustrated and with few options. We treat them with respect and give them something no one else is offering: options. Options such as industry leading credit solutions--payment terms, interest rates and down payments; a first class customer experience--friendly, no games, straight talk; and quality vehicles, DriveTime Certified with DriveCare(TM), our exclusive limited warranty, a 52-point quality and safety inspection, and an Experian AutoCheck history. Everyone wants options, and we give them to people with credit issues.

"This is dramatically demonstrated in the new 0% financing program that we are offering as part of introducing DriveTime to our customers. 0% financing has been tremendously successful for new car manufacturers and their dealers. In the past this financing has been only available on new cars and to people with excellent credit. A small percentage of people actually qualify for these programs. At DriveTime, all of our customers that meet our lending requirements will qualify. Some will need larger down payments than others, but all will have the option of participating in 0% financing, an incredible option for people with less than perfect credit.

"We are very excited by the change. We believe DriveTime will set a new industry standard and create its own sub-prime market category. We are stepping above `buy here-pay here,' a $40 billion market served by over 30,000 dealers. We are `The Financing Dealership,' a new paradigm for the sub-prime auto market that we believe will be very attractive to people with less than perfect credit.

"The changeover involves a significant capital commitment, as well as lots of work on the part of our employees. We are creating a new brand, with new products and new levels of customer service, an effort that is neither easy nor without risk. But we firmly believe that these changes will benefit our customers and make us a better, more successful company, one that we can all be proud of."

Headquartered in Phoenix, Arizona, DriveTime's vision is to be the auto dealership and finance company of choice for people with less than perfect credit through offering innovative credit solutions, quality vehicles and outstanding customer service. The Company finances and services sub-prime contracts generated at its 76 DriveTime dealerships, located in 11 metropolitan areas in eight states. For more information on DriveTime or to find the dealership nearest you call 1-800-To-Drive or visit the DriveTime website at www.drivetime.com, effective September 1st.

This press release includes statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private and Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward-looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this press release relate, among other matters, to: the launch and success of DriveTime; customer acceptance of new products and services such as RateAdvantage, DriveCare and DriveTime Certified, the Company's ability to execute this vision, and the impact of higher quality inventory. Forward looking statements are subject to risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements, some of which we cannot predict or quantify. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability to finance our operations in light of a tight credit market for the sub-prime industry and our current financial circumstances; any deterioration in the used car finance industry or increased competition in the used car sales and finance industry; any inability to monitor and improve our underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses; any inability to continue to reduce operating expenses as a percentage of sales; increases in interest rates; generally maintaining liquidity levels and cash flows sufficient to fund our ongoing operations; the failure to efficiently and profitably manage acquisitions and/or new car dealerships; adverse economic conditions; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing and developments with respect to the going private transaction. Forward-looking statements speak only as of the date the statement was made. Future events and actual results could differ materially from the forward-looking statements. When considering each forward-looking statement, you should keep in mind the risk factors and cautionary statements found throughout this press release as well as those contained in our Annual Report on Form 10-K and our other filings with the SEC. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or for any other reason.